Exhibit 99.1
New Relic Announces Second Quarter Fiscal Year 2024 Results

Total revenue of $242.8 million, up 7% year over year

GAAP operating margin of (8)%, non-GAAP operating margin of 19%
San Francisco – October 27, 2023 – New Relic, Inc. (NYSE: NEWR), the all-in-one observability platform for every engineer, announced financial results for the second quarter of fiscal year 2024.
Fiscal 2024 Second Quarter Results:
•Revenue: Total revenue was $242.8 million, up 7% from $226.9 million one year ago. Consumption revenue was $223.3 million, up 33% year over year.
•Gross Margin and Non-GAAP Gross Margin(1): Gross margin was 78.3%, compared to 71.5% one year ago. Non-GAAP gross margin was 79.7%, compared to 73.7% one year ago.
•Operating Income and Non-GAAP Operating Income(1): Loss from operations was $(20.5) million, compared to $(45.3) million one year ago. Non-GAAP operating income was $45.2 million, compared to $6.9 million one year ago.
•Operating Margin and Non-GAAP Operating Margin(1): Operating margin was (8.4)%, compared to (20.0)% one year ago. Non-GAAP operating margin was 18.6%, compared to 3.0% one year ago.
•Net Income Per Share and Non-GAAP Net Income Per Share(1): Fully diluted net loss per share was $(0.34), compared to $(0.70) one year ago, while non-GAAP fully diluted net income per share was $0.51, compared to $0.14 one year ago. Fully diluted share count was 72.5 million.
•Cash, Cash Equivalents and Short-Term Investments: Cash, cash equivalents, and short-term investments were $436.6 million as of September 30, 2023.
•Cash Flows From Operating Activities and Free Cash Flow: Trailing four quarter cash flows from operating activities was $94.4 million, compared to $36.3 million one year ago. Trailing four quarter free cash flow was $76.6 million, compared to $16.4 million one year ago.
Recent Business Highlights:
•Continuing to Enhance AIOps Capabilities – Launched recommended alerts, which provides the ability to quickly detect and easily resolve alert coverage gaps by using AI to identify anomalous behavior, determine areas of the technology stack that aren’t being monitored, and recommend new alerts to engineers.
•Expanding Digital Experience Monitoring (DEM) Capabilities – Launched New Relic Session Replay to provide engineers with vital context through a video-like playback feature to reproduce and resolve issues faster.
•Providing Insight into Observability Trends – Published the 2023 Observability Forecast report, the largest and most comprehensive study on the state and future of observability. One key finding revealed that enterprises realize 2X ROI using observability solutions, with 41% receiving more than $1 million total annual value.
•Attracting Top Talent – For the second year in a row, New Relic earned a spot on the 2023 PEOPLE Companies that CareⓇ list for its comprehensive employee benefits and commitment to charitable work.
•Leading in ESG – New Relic earned a spot on Newsweek’s list of America’s Greenest Companies for 2024 for its commitment to being good stewards of the environment.

Transaction with Private Equity Consortium
Given the announcement made on July 31, 2023, regarding New Relic’s entry into a definitive agreement to be acquired by Francisco Partners and TPG, New Relic will not host an earnings conference call or provide financial guidance in conjunction with this earnings release. The company’s previously issued guidance for full year fiscal 2024 should no longer be relied upon. For further detail and discussion of New Relic’s financial performance please refer to New Relic’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed today with the SEC.
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(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation from GAAP to Non-GAAP Results” below for details.
About New Relic
As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including adidas Runtastic, American Red Cross, Australia Post, Banco Inter, Chegg, GoTo Group, Ryanair, Sainsbury’s, Signify Health, TopGolf, and World Fuel Services (WFS) improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. www.newrelic.com.
Important Information and Where to Find It
This communication is being made in respect of the proposed transaction involving New Relic, FP and TPG. A special stockholder meeting will be held on November 1, 2023 to obtain stockholder approval in connection with the proposed transaction. New Relic has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement sent or given to the stockholders of New Relic contains important information about the proposed transaction and related matters. INVESTORS OF NEW RELIC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at New Relic’s website at ir.newrelic.com/financial-information.
Participants in the Solicitation
New Relic and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of New Relic’s stockholders in connection with the proposed merger are set forth in New Relic’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger are set forth in the definitive proxy statement filed with the SEC in connection with the proposed merger.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on New Relic’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by New Relic, FP and TPG, all of which are subject to change. Words such as “may,” “will,” “should,” “would,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, estimates and projections. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and New Relic undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of New Relic’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by FP and TPG to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) New Relic’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm New Relic’s business, including current plans and operations; (x) the ability of New Relic to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting New Relic’s business; (xiii) general economic and market developments and conditions; (xiv) the evolving legal, regulatory and tax regimes under which New Relic operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect New Relic’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact New Relic’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as New Relic’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on New Relic’s financial condition, results of operations, or liquidity. New Relic does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, and general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, or superior to, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and non-GAAP net income (loss) per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation-related expenses, (2) the amortization of purchased intangibles, (3) the amortization of debt discount and issuance costs, (4) the transaction costs related to acquisitions, (5) expenses related to litigation and other transaction-related expenses, (6) restructuring charges, and (7) non-GAAP tax adjustment. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation-related expenses. New Relic’s stock-based compensation-related expenses include stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs and employer payroll tax expense on equity incentive plans. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of the Company’s stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period. The Company further excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of the Company’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of the Company’s business.
Amortization of purchased intangibles. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Amortization of purchased intangibles varies in amount and frequency and is significantly impacted by the timing and size of the Company’s acquisitions. Management finds it useful to exclude these non-cash charges from operating expenses to assist in budgeting, planning, and forecasting future periods. The use of intangible assets contributed to the Company’s revenues during the periods presented and will also contribute to its revenues in future periods. Amortization of purchased intangible assets will recur in future periods.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of its 0.50% convertible senior notes due 2023 (the “Notes”), which bore interest at an annual fixed rate of 0.5%. The Notes matured and were repaid in cash on May 1, 2023. The debt issuance costs were amortized as interest expense. The expense for the amortization of debt issuance costs is a non-cash item, and New Relic believes the exclusion of this interest expense will provide for a more useful comparison of its operational performance in different periods.

Transaction costs related to acquisitions. New Relic may from time to time incur direct transaction costs related to acquisitions. New Relic believes it is useful to exclude such charges because it does not consider such amounts to be part of the ongoing operation of New Relic’s business.
Expenses related to litigation and other transaction-related expenses. New Relic may from time to time incur charges or benefits related to litigation or transactions that are outside of the ordinary course of New Relic’s business. In connection with the Merger Agreement entered into on July 30, 2023, New Relic incurred transaction expenses of $16.7 million and $19.3 million in the three and six months ended September 30, 2023, respectively. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Restructuring charges. In August 2022, New Relic commenced a restructuring plan to realign its cost structure with its business needs as the Company moved to focus resources on top priorities, and in March 2023, the Company approved a new restructuring plan in connection with the reduction of its global real estate footprint in line with its Flex First philosophy. In the first fiscal quarter of 2024, the Company announced the adoption of a new restructuring plan focused on realigning resources with the Company’s business needs in driving the growth of its consumption business. As a result of this and previously announced restructuring plans, New Relic incurred charges of approximately $1.5 million and $23.2 million consisting of termination benefits and lease exit costs for the three and six months ended September 30, 2023, respectively. New Relic believes it is appropriate to exclude the restructuring charges because they are not indicative of future operating results.
Non-GAAP tax adjustment. The Company used a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods with non-GAAP net income. As the Company was forecasted to be non-GAAP profitable on an annual basis starting in fiscal year 2024, New Relic applied the non-GAAP tax rate prospectively in the first fiscal quarter of 2024. In determining the non-GAAP tax rate, New Relic excluded the impact of nonrecurring items and made assumptions including those about tax legislation and its tax positions. New Relic projected a 24.0% non-GAAP tax rate based on non-GAAP financial projections and applied it to the non-GAAP profit before tax.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
Active Customer Accounts. New Relic defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, aggregated at the parent hierarchy level, for which New Relic has recognized any revenue in the fiscal quarter. The number of Active Customer Accounts that is reported as of a particular date is rounded down to the nearest hundred.
Number of Active Customer Accounts with Revenue Greater than $100,000. As a measure of New Relic’s ability to scale with its customers and attract large enterprises to its platform, New Relic counts the number of Active Customer Accounts for which it has recognized greater than $100,000 in revenue in the trailing 12-months.
Percentage of Revenue from Active Customer Accounts Greater than $100,000. New Relic also looks at its percentage of overall revenue it receives from its Active Customer Accounts with revenue greater than $100,000 in any given quarter as an indicator of its relative performance when selling to New Relic’s large customer relationships or its smaller revenue accounts.
Net Revenue Retention Rate (“NRR”). NRR monitors the growth in use of New Relic’s platform by its existing active customer accounts and allows New Relic to measure the health of its business and future growth prospects. To calculate NRR, New Relic first identifies the cohort of Active Customer Accounts that were Active Customer

Accounts in the same quarter of the prior fiscal year. Next, New Relic identifies the measurement period as the 12-month period ending with the period reported and the prior comparison period as the corresponding period in the prior year. NRR is the quotient obtained by dividing the revenue generated from a cohort of Active Customer Accounts in the measurement period by the revenue generated from that same cohort in the prior comparison period.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.
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New Relic, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Revenue	$242,757	$226,912	$485,385	$443,371
Cost of revenue	52,709	64,783	107,149	128,676
Gross profit	190,048	162,129	378,236	314,695
Operating expenses:
Research and development	69,411	68,730	149,721	133,499
Sales and marketing	84,096	96,203	178,115	200,623
General and administrative	57,020	42,483	103,869	81,513
Total operating expenses	210,527	207,416	431,705	415,635
Loss from operations	(20,479)	(45,287)	(53,469)	(100,940)
Other income (expense):
Interest income	3,896	2,425	8,489	3,535
Interest expense	(15)	(1,233)	(444)	(2,465)
Other income (expense), net	(75)	207	(1,741)	(2)
Loss before income taxes	(16,673)	(43,888)	(47,165)	(99,872)
Income tax provision (benefit)	76	(381)	2,906	(114)
Net loss	$(16,749)	$(43,507)	$(50,071)	$(99,758)
Net loss and adjustment attributable to redeemable non-controlling interest	(7,003)	(3,268)	(11,112)	2,744
Net loss attributable to New Relic	$(23,752)	$(46,775)	$(61,183)	$(97,014)
Net loss attributable to New Relic per share, basic and diluted	$(0.34)	$(0.70)	$(0.87)	$(1.45)
Weighted-average shares used to compute net loss per share, basic and diluted	70,484	67,207	70,018	66,816

New Relic, Inc.
Supplemental Revenue Disaggregation
(In thousands; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30, 2023
	2023	2022	2023	2022
Subscription	$19,409	$59,555	$48,129	$122,635
Consumption	223,348	167,357	437,256	320,736
Total revenue	$242,757	$226,912	$485,385	$443,371

New Relic, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$301,879	$625,727
Short-term investments	134,693	254,085
Accounts receivable, net of allowances of $2,257 and $3,121, respectively	150,271	234,287
Prepaid expenses and other current assets	22,062	17,747
Deferred contract acquisition costs	13,849	14,962
Total current assets	622,754	1,146,808
Property and equipment, net	46,770	48,509
Restricted cash	5,816	5,795
Goodwill	172,298	172,298
Intangible assets, net	8,653	11,603
Deferred contract acquisition costs, non-current	18,278	8,558
Lease right-of-use assets	15,384	19,678
Other assets, non-current	5,057	5,759
Total assets	$895,010	$1,419,008
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$28,277	$29,452
Accrued compensation and benefits	40,935	37,552
Other current liabilities	37,719	39,424
Convertible senior notes, current	—	500,044
Deferred revenue	278,628	370,987
Lease liabilities	9,195	10,928
Total current liabilities	394,754	988,387
Lease liabilities, non-current	33,533	38,384
Deferred revenue, non-current	7,004	3,800
Other liabilities, non-current	38,064	24,897
Total liabilities	473,355	1,055,468
Redeemable non-controlling interest	34,217	23,105
Stockholders’ equity:
Common stock, $0.001 par value	70	69
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	1,417,512	1,311,615
Accumulated other comprehensive loss	(5,144)	(7,432)
Accumulated deficit	(1,024,737)	(963,554)
Total stockholders’ equity	387,438	340,435
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$895,010	$1,419,008

New Relic, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Six Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss attributable to New Relic	$(61,183)	$(97,014)
Net loss and adjustment attributable to redeemable non-controlling interest	$11,112	$(2,744)
Net loss:	$(50,071)	$(99,758)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,326	20,607
Amortization of deferred contract acquisition costs	10,526	13,691
Stock-based compensation expense	90,594	74,734
Amortization of debt discount and issuance costs	206	1,188
Loss on facilities exit	—	2,717
Non-cash charges related to restructuring activities	3,167	—
Other	540	(588)
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	84,016	113,570
Prepaid expenses and other assets	(3,577)	2,075
Deferred contract acquisition costs	(19,133)	(3,489)
Lease right-of-use assets	2,794	5,411
Accounts payable	(967)	1,544
Accrued compensation and benefits and other liabilities	6,807	(5,519)
Lease liabilities	(1,889)	(7,045)
Deferred revenue	(89,155)	(113,575)
Net cash provided by operating activities	46,184	5,563
Cash flows from investing activities:
Purchases of property and equipment	(747)	(2,416)
Proceeds from sale of property and equipment	669	1,724
Cash paid for acquisition, net of cash acquired	—	(257)
Purchases of short-term investments	—	(50,373)
Proceeds from sale and maturity of short-term investments	121,450	243,475
Capitalized software development costs	(7,377)	(7,907)
Net cash provided by investing activities	113,995	184,246
Cash flows from financing activities:
Payment of convertible senior notes	(500,250)	—
Proceeds from employee stock purchase plan	5,552	6,062
Proceeds from exercise of employee stock options	10,692	6,502
Net cash provided by (used in) financing activities	(484,006)	12,564
Net increase (decrease) in cash, cash equivalents and restricted cash	(323,827)	202,373
Cash, cash equivalents and restricted cash at beginning of period	631,522	274,470
Cash, cash equivalents and restricted cash at end of period	$307,695	$476,843

New Relic, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin:
GAAP gross profit	$190,048	$162,129	$378,236	$314,695
Plus: Stock-based compensation-related expenses	1,832	2,352	3,682	4,489
Plus: Amortization of purchased intangibles	1,475	2,292	2,950	4,583
Plus: Restructuring charges	46	407	1,106	407
Non-GAAP gross profit	$193,401	$167,180	$385,974	$324,174
GAAP gross margin	78.3%	71.5%	77.9%	71.0%
Non-GAAP adjustments	1.4%	2.2%	1.6%	2.1%
Non-GAAP gross margin	79.7%	73.7%	79.5%	73.1%
Reconciliation of operating expenses:
GAAP research and development	$69,411	$68,730	$149,721	$133,499
Less: Stock-based compensation-related expenses	(16,366)	(14,822)	(33,625)	(28,347)
Less: Restructuring charges	(516)	(1,435)	(9,337)	(1,435)
Non-GAAP research and development	$52,529	$52,473	$106,759	$103,717
GAAP sales and marketing	$84,096	$96,203	$178,115	$200,623
Less: Stock-based compensation-related expenses	(12,515)	(13,062)	(24,819)	(23,813)
Less: Restructuring charges	(726)	(3,757)	(8,511)	(3,757)
Non-GAAP sales and marketing	$70,855	$79,384	$144,785	$173,053
GAAP general and administrative	$57,020	$42,483	$103,869	$81,513
Less: Stock-based compensation-related expenses	(15,086)	(11,224)	(27,393)	(21,190)
Less: Transaction costs related to acquisitions	—	(929)	—	(929)
Less: Expenses related to litigation and other transaction-related expenses	(16,885)	(262)	(19,458)	(88)
Less: Restructuring charges	(205)	(1,610)	(4,196)	(1,610)
Non-GAAP general and administrative	$24,844	$28,458	$52,822	$57,696
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(20,479)	$(45,287)	$(53,469)	$(100,940)
Plus: Stock-based compensation-related expenses	45,799	41,460	89,519	77,839
Plus: Amortization of purchased intangibles	1,475	2,292	2,950	4,583
Plus: Transaction costs related to acquisitions	—	929	—	929
Plus: Expenses related to litigation and other transaction-related expenses	16,885	262	19,458	88
Plus: Restructuring charges	1,493	7,210	23,150	7,210
Non-GAAP income (loss) from operations	$45,173	$6,866	$81,608	$(10,291)
GAAP operating margin	(8.4)%	(20.0)%	(11.0)%	(22.8)%
Non-GAAP adjustments	27.0%	23.0%	27.8%	20.4%
Non-GAAP operating margin	18.6%	3.0%	16.8%	(2.4)%
Reconciliation of net income (loss):
GAAP net loss	$(16,749)	$(43,507)	$(50,071)	$(99,758)
Plus: Stock-based compensation-related expenses	45,799	41,460	89,519	77,839
Plus: Amortization of purchased intangibles	1,475	2,292	2,950	4,583
Plus: Transaction costs related to acquisitions	—	929	—	929
Plus: Expenses related to litigation and other transaction-related expenses	16,885	262	19,458	88
Plus: Amortization of debt discount and issuance costs	—	594	206	1,187
Plus: Restructuring charges	1,493	7,210	23,150	7,210
Less: Non-GAAP tax adjustment	(11,661)	—	(17,545)	—
Non-GAAP net income (loss)	$37,242	$9,240	$67,667	$(7,922)
Non-GAAP net income (loss) per share:
Basic	$0.53	$0.14	$0.97	$(0.12)
Diluted	$0.51	$0.14	$0.94	$(0.12)
Shares used in non-GAAP per share calculations:
Basic	70,484	67,207	70,018	66,816
Diluted	72,519	68,224	72,000	66,816

New Relic, Inc.
Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Six Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$46,184	$5,563
Capital expenditures	(747)	(2,416)
Capitalized software development costs	(7,377)	(7,907)
Free cash flow (Non-GAAP)	$38,060	$(4,760)
Net cash provided by investing activities	$113,995	$184,246
Net cash provided by (used in) financing activities	$(484,006)	$12,564

Investor Contact
Ingo Friedrichowitz
New Relic, Inc.
IR@newrelic.com
Media Contact
Elena Keamy
New Relic, Inc
PR@newrelic.com

Source: New Relic Corporate Communications